Exhibit 10.24
BINDING TERM SHEET

Regarding the acquisition of 75% of the share capital of Altrazeal Trading GmbH (“Altrazeal Trading”) by ULURU Inc. (the “Investor”) from IPMD GmbH and Firnron Ltd, Cyprus (collectively, the “Seller”)

Subject of transaction	75% of the ordinary share capital in Altrazeal Trading GmbH, an Austrian limited liability company, with its principal address at Schreyvogelgasse 3/5, 1010 Vienna
Buyer	ULURU Inc., a Nevada corporation, with its principal address at 4452 Beltway Drive, Addison, TX 75001, represented by its Chief Executive Officer, Kerry Gray.
Sellers

1) IPMD GmbH, an Austrian limited liability company, with its principal address at Schreyvogelgasse 3/5, 1010 Vienna, represented by its Managing Directors, Franz Borkovec and Helmut Kerschbaumer.

2) Finron Ltd., a Cypriot limited liability company (former Altrazeal Trading Ltd), syndicated with IPMD GmbH.

Purchase price	EUR 2,250,000 plus EUR 900,000 to settle outstanding loans of Sellers EUR 3,150,000
Working Capital Adjustment

EUR       88,834           Inventory 12/31/14
EUR       91,500           Margin Akanni March 2015 Shipment
EUR     339,062           Accounts Receivable 12/31/2014

EUR     519,396

- The Balance Sheet of Altrazeal Trading at closing will reflect only inventory, Euro 900,000 Loans and Accounts Receivable (any receipts after 12/31/14 will reduce the above amount).
- The payment of the above amount will be paid by Investor in accordance with the following schedule.
1) Inventory by September 30, 2015
2) Akanni margin on receipt of payment from Akanni for the product.
3) Accounts Receivable 30 days after receipt of payment.

Conditions subsequent

- Investor will include as many as possible IPMD shares in a registration statement; IPMD understands that there will be a limitation with the number of shares available for registration subject to an anticipated ULURU financing in 2015. Investor will use best efforts to register the maximum number of shares.
- The current team will continue providing full sales and distribution services to Altrazeal Trading GmbH.
- The parties will sign a sale and purchase agreement containing all terms herein in a suitable long-form document incorporating standard terms for such a transaction.

Reservation of ownership
The Sellers shall retain ownership title until the payments either in cash or shares as described below have been settled. With each instalment paid to the sellers 15% of the share capital of Altrazeal Trading GmbH will be released from the reservation of ownership and transferred to the buyer.

Initial Payment	EUR 646,500 Accounts Receivable balance due Uluru.

Deferred Payment	EUR 2,503,500

Deferred Payment Plan

The deferred payment of EUR 2,503,500 will be payable in 5 equal instalments of EUR 500,700:

1st instalment at signing of the Definitive Agreement
2nd instalment no later than June 30, 2015 1
3rd instalment no later than August 31, 2015
4th instalment no later than October 31, 2015
5th and final instalment no later than December 31, 2015

The instalments are payable either in cash or in Shares at the option of the Investor. If payments are made in Shares the calculation of the Shares to be issued is as follows:

10% premium to the average market price of the last 10 (ten) trading days prior to the instalment payment date plus 10% warrant coverage with a premium of USD $0.30 to this market price.

1. Should the agreement be signed after June 30, 2015, this payment will be due at signing of the Definitive Agreement.

/s/ Kerry P. Gray	/s/ Franz Borkovec	/s/ Helmut Kerschbaumer
KERRY GRAY	FRANZ BORKOVEC	HELMUT KERSCHBAUMER

For and on behalf of ULURU Inc.	For and on behalf of IPMD GmbH